Exhibit 11.1 - Statement of Computation of Earnings Per Share
	                     (In thousands except per-share data)



                                                  				Three months ended
			                                                        	June 30
                                                     				1997		    1996
                                                         ----      ----
                                                      				(unaudited)

	Primary

	Average shares outstanding			                          2,492     2,392

	Net effect of dilutive stock options
		based on the treasury stock method
		using average market price		                              -   		    -
                                                       ------    ------

	Total                                			               2,492     2,392
                                                       ======  		======

	Net income (loss)			                                $      4  $   (179)
                                                      =======			=======

	Per share amount			                                 $      - 	$  (0.07)
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	Note: Fully diluted earnings per share equals primary earnings per share.